UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Signet Jewelers Limited (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2012, William Montalto advised the Company that he would be retiring from his position as Executive Vice President and Chief Operating Officer of the Company’s US division, effective June 29, 2012.

In connection with his retirement, Mr. Montalto entered into a Separation Agreement with a subsidiary of the Company (the “Separation Agreement”).  The Separation Agreement amends Mr. Montalto’s employment agreement and entitles him, subject to execution of a release of claims, to (i) a pro rata portion of his annual bonus for the year of termination based on actual performance, (ii) extension of the exercise period of his vested options under the Signet Group plc US Share Option Plan 2003 for one year post-termination of employment, and (iii) pro rata vesting of portions of his restricted stock and restricted stock units under the Signet Jewelers Limited Omnibus Incentive Plan.  The Separation Agreement also extends the duration of non-solicitation and non-competition restrictions to two years post-termination.

The foregoing description is not complete and is qualified in its entirety by the Separation Agreement dated April 25, 2012, between Sterling Jewelers Inc. and William Montalto, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement dated April 25, 2012, between Sterling Jewelers Inc. and William Montalto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: April 26, 2012

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Group Company Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated April 25, 2012, between Sterling Jewelers Inc. and William Montalto.

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